Exhibit 10(b)-19

TCF FINANCIAL INCENTIVE STOCK PROGRAM

RESTRICTED STOCK AGREEMENT

AND NON-SOLICITATION / CONFIDENTIALITY AGREEMENT

RS NO. 1091  (Non-deferred)

Shares of Restricted Stock are hereby awarded effective January 25, 2010 by TCF Financial Corporation (“TCF Financial”) to James J. Urbanek (the “Grantee”), subject to the terms, conditions and restrictions set forth in this Restricted Stock Agreement (the “Agreement”):

1.

Share Award.  TCF Financial hereby awards the Grantee 50,000 shares (the “Shares”) of Common Stock, par value $.01 per share (“Common Stock”) of TCF Financial pursuant to the TCF Financial Incentive Stock Program (the “Program”), upon the terms, conditions and restrictions therein and hereinafter set forth.  A copy of the Program as currently in effect is incorporated herein by reference and is attached hereto as Exhibit A.

2.	Restrictions on Transfer and Restricted Period.

	(a)	During the period (the “Restricted Period”) hereinafter described, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee.

(b)

The Shares granted pursuant to paragraph 1. are subject to the restrictions in subparagraph 2.(a) during the Restricted Period commencing on the date of this Agreement (the “Commencement Date”) and (subject to the forfeiture provisions herein) continuing through the date of vesting applicable to that portion of the Shares specified in clauses (i) through (v) below:

		(i)	10,000 Shares (20% of the Shares awarded hereunder) will vest on January 25, 2011, and no longer be subject to the restrictions of the Restricted Period.

		(ii)	10,000 Shares (20% of the Shares awarded hereunder) will vest on January 25, 2012, and no longer be subject to the restrictions of the Restricted Period.

		(iii)	10,000 Shares (20% of the Shares awarded hereunder) will vest on January 25, 2013, and no longer be subject to the restrictions of the Restricted Period.

		(iv)	10,000 Shares (20% of the Shares awarded hereunder) will vest on January 25, 2014, and no longer be subject to the restrictions of the Restricted Period.

		(v)	10,000 Shares (20% of the Shares awarded hereunder) will vest on January 25, 2015, and no longer be subject to the restrictions of the Restricted Period.

3.	Vesting.

(a)

Shares will vest in accordance with the schedule set forth in subparagraph 2.(b), and no longer be subject to the restrictions imposed by subparagraph 2.(a), at the expiration of the Restricted Period with respect thereto.  The Committee referred to in section 2 of the Program or its successor (the “Committee”) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions in subparagraph 2.(a) shall expire with respect to any Shares, or to remove any or all such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after commencement of the Restricted Periods.

(b)

Termination of Service for Reasons other than Disability, Retirement or Death.  In the event of the Grantee’s termination of employment for any reason other than disability, retirement or death during the Restricted Period, all unvested Shares at the time of such event shall be forfeited and returned to TCF Financial.

(c)

Termination of Service by Reason of Retirement, Death or Disability.  In the event of Grantee’s retirement (as determined by the Committee), death or disability (the Grantee has been receiving benefits under TCF’s long-term disability plan for at least three months), or death during the Restricted Period:  (1) a pro-rata percentage of the Shares subject to vesting for the fiscal year in which the event of retirement, death or disability occurs, will vest on the same date that such portion of the Shares otherwise would vest under subparagraph 2.(b), clauses (i), (ii), (iii), (iv), or (v), as applicable, had Grantee remained employed through that date, and (2) all Shares in excess of that percentage and any portion of the Shares subject to vesting in a subsequent period shall be forfeited and returned to TCF Financial upon such retirement, death or disability.  The pro-rata percentage shall be determined based on the number of full calendar months from February 1 of the applicable fiscal year to the date of retirement, death or disability, divided by 12.  For purposes of this subparagraph 3.(c), the date of Grantee’s retirement shall be determined by the Committee and the date Grantee became disabled shall be the date on which the Grantee has received disability benefits under TCF’s long-term disability plan for three months.

4.

Certificates for Shares.  TCF Financial may issue one or more certificates in respect of the Shares in the name of the Grantee, and shall hold such certificate(s) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby.  Certificate(s) for Shares subject to a Restricted Period shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the TCF Financial Incentive Stock Program (the “Program”) and an agreement entered into between the registered owner and TCF Financial Corporation.  Copies of such Program and agreement are on file in the offices of the Secretary of TCF Financial Corporation, 200 Lake Street East, Wayzata, MN 55391.”

The Grantee further agrees that, if certificates are issued, simultaneously with the execution of this Agreement one or more stock power shall be executed, endorsed in blank and promptly delivered to TCF Financial.

If certificates are not issued, TCF Financial shall direct the transfer agent to issue and hold the Shares during the Restricted Period in an account where their transferability is subject to the restrictions set forth in subparagraph 2.(a) of this Agreement.

5.

Grantee’s Rights.  Except as otherwise provided herein, Grantee, as owner of the Shares, shall have all rights of a stockholder, including, but not limited to, the right to vote the Shares and the right to receive dividends on all unvested shares described in subparagraph 2.(b), clauses (i) and (ii).  Dividends payable on Shares that are subject to restrictions imposed by subparagraph 2.(a) shall be paid to the Grantee at the same time as such dividends are paid to stockholders; provided, that shares of Common Stock distributed in dividends (in the nature of a stock split) shall be subject to all the restrictions that apply to the Shares with respect to which such dividends are paid until all of the restrictions applicable to such Shares have terminated or otherwise have been removed.

The Grantee hereby irrevocably and unconditionally assigns to TCF Financial any and all cash dividends and other distributions paid with respect to unvested shares described in subparagraph 2.(b), clauses (iii), (iv), and (v) until such shares vest.

6.

Expiration of Restricted Period.  Upon the expiration of the Restricted Period with respect to the Shares, TCF Financial shall redeliver or deliver to the Grantee (or, if the Grantee is deceased, to his legal representative, beneficiary or heir) the certificate(s) in respect of such Shares, without the restrictive legend provided for in paragraph 4. above or re-register the shares in an account with the transfer agent which is not subject to the restrictions set forth in subparagraph 2.(a) of this Agreement.  The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in subparagraph 2.(a) above and any such certificates shall not bear the legend provided for in paragraph 4. above.

7.

Adjustments for Changes in Capitalization of TCF Financial.  In the event of any change in the outstanding Common Stock of TCF Financial by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the shares of Common Stock, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which the Committee deems significant for purposes of this Agreement, the number and class of Shares covered by this Agreement as well as the vesting and forfeiture provisions in paragraphs 2. and 3., shall be appropriately adjusted by the Committee, whose determination of the appropriate adjustment, or whose determination that there shall be no adjustment, shall be conclusive.  Any Shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee subject to the restrictions contained in subparagraph 2.(a) above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such Shares or securities shall be legended and deposited with TCF Financial or otherwise restricted by the transfer agent in the manner provided in paragraph 4. above.

8.

Effect of Merger.  In the case of any merger, consolidation, or combination of TCF Financial with or into another corporation or other business organization (other than a merger, consolidation, or combination in which TCF Financial is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may authorize the issuance or assumption of Benefits (as defined in the Program) as it may deem appropriate.

9.

Effect of Change in Control.  Each of the events specified in the following clauses (a) through (c) of this paragraph 9. shall be deemed a “change in control” of TCF Financial (herein referred to as the “Company”):

(a)

Any “person”, as defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (for purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities); or

(b)

During any period of two (2) consecutive years there shall cease to be a majority of the Company’s Board of Directors (the “Board”) comprised as follows: individuals who at the beginning of such period constitute the Board of new directors whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(c)

The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred until such merger, consolidation, sale or disposition of assets, or liquidation is subsequently consummated.

If Grantee’s employment is involuntarily terminated without “cause” within one year after the closing of a Change in Control, the Restricted Period with respect to any Shares then subject to a Restricted Period shall expire, such Shares shall be free of the restrictions in subparagraph 2.(a) hereof, and such Shares shall thereafter be treated as provided in paragraph 6. hereof.  For this purpose, “cause” shall be limited to willful misconduct.

10.

Delivery and Registration of Shares of Common Stock.  TCF Financial’s obligation to deliver Shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state, or local securities law or regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such Shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation.  TCF Financial shall not be required to deliver any Shares under the Program prior to (i) the admission of such Shares to listing on any stock exchange on which the Common Stock may be listed, and (ii) the completion of such registration or other qualification of such Shares under state or federal law, rule, or regulation, as the Committee shall determine to be necessary or advisable.

11.

Program and Program Interpretations as Controlling; Performance-Based Status.   The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Program, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or Grantee’s legal representatives with regard to any question arising hereunder or under the Program.  The Shares awarded hereunder are intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code and under the Program, and the terms of this Agreement shall be construed in accordance with that intent.

12.

Grantee Service.  Nothing in this Agreement shall limit the right of TCF Financial or any of its affiliates to terminate the Grantee’s service as a director, officer, or employee, or otherwise impose upon TCF Financial or any of its affiliates any obligation to employ or accept the services of the Grantee.

13.

Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the stock power, as required under paragraph 4. above, and returning a signed copy hereof and of the stock power to TCF Financial.

14.

Section 409A of the Internal Revenue Code.  The arrangements described in this Agreement are intended to comply with Section 409A of the Internal Revenue Code to the extent (if any) such arrangements are subject to that law.

NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

As a condition of accepting this Restricted Stock Award and in consideration of the opportunity to receive shares of stock and dividend compensation, I, the undersigned Grantee, agree that for the duration of my employment with TCF Financial, TCF Bank or any of their affiliated companies (“TCF”) and for a period of 12 months after my termination of employment, I will not solicit or attempt to solicit any of the customers of TCF or solicit or attempt to hire any current employees of TCF for any other bank, financial services company, lending company, leasing company or other corporation, person or other entity providing the same or similar products or services as provided by TCF.  I also agree that in the event of my termination of employment with TCF I will not remove any documents, customer information or other TCF proprietary materials from TCF premises, computers or otherwise without specific permission and will promptly return upon request any and all TCF-related documents, customer information or other TCF proprietary materials in my possession.  I understand this is a binding contractual agreement which TCF may enforce in Court and/or seek damages from me if it is violated, even if the restricted shares awarded in this Agreement never become vested.

IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT and NON-SOLICITATION / CONFIDENTIALITY AGREEMENT to be executed this 10th day of February 2010.

TCF FINANCIAL CORPORATION

By /s/ Gregory J. Pulles
Secretary

ACCEPTED:

/s/ James J. Urbanek
James J. Urbanek

(Street Address)

(City, State and Zip Code)